UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 13, 2011

Volterra Semiconductor Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-50857	94-3251865
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

47467 Fremont Blvd., Fremont, California		94538
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 510 743 1200

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Appointment of Officers

On January 13, 2011, the Board of Directors of Volterra Semiconductor Corporation (the “Company”) approved the promotion of Dr. Craig Teuscher to Senior Vice President of Operations, Manufacturing Engineering and Quality Assurance, in recognition of his continuing growth and development as a senior officer of the Company, and to reflect his increased responsibilities within the Company’s critical operational organization. Dr. Teuscher, age 42, co-founded Volterra in 1996 and has served in several roles as a sales executive, including as the Company’s VP of Sales and Applications Engineering since January 2003, and more recently as the Company’s VP of Worldwide Sales and Applications Engineering since January 2009. Dr. Teuscher holds a B.S. in Electrical Engineering from Princeton University and an M.S. in Electrical Engineering and Ph.D. in Electrical Engineering from the University of California at Berkeley.

To fill the vacancy created by Dr. Teuscher’s promotion, the Board of Directors also promoted Dr. Thomas Truman to Vice President of World Wide Sales. Dr. Truman joined Volterra in 2004, and has served in our sales organization in various capacities, including most recently as the Company’s VP of North American and European Sales since January 2009. Prior to joining Volterra, Dr. Truman worked in marketing and product management roles at Agere Systems and Internet Photonics, and was a Distinguished Member of Technical Staff at Bell Laboratories. Dr. Truman received a B.S. and M.S. in Electrical Engineering and Computer Science from the University of California, Berkeley, and a Ph.D. in Electrical Engineering and Computer Science with a Minor in Management of Technology from the University of California, Berkeley.

In connection with Dr. Teuscher’s promotion, there were no changes to his annual cash or equity compensation or his participation in Company compensation policies and plans, as previously disclosed by the Company in its prior Form 8-K filings and other disclosures pursuant to Item 402(c) of Regulation S-K.

Dr. Teuscher has no “family relationships,” as defined in Item 401(d) of Regulation S-K, with any director or executive officer of the Company. There are no arrangements or understandings between Dr. Teuscher and any other person pursuant to which Dr. Teuscher was selected for this appointment. Since the beginning of the fiscal year, there has not been any transaction and there is no currently proposed transaction, or series of similar transactions, involving Dr. Teuscher, or deemed to involve Dr. Teuscher, of the type described in Item 404(a) of SEC Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Volterra Semiconductor Corporation

By:	/S/ DAVID OH
Name:	David Oh
Title:	General Counsel

Dated: January 13, 2011